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                                  EXHIBIT 4.33

                         PROFESSIONAL SERVICES AGREEMENT


                     Between Registrant and Ernest Dageford



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                        PROFESSIONAL SERVICES AGREEMENT

         This Agreement memorializes an Agreement between Helionetics, Inc., with its place of business at 6849 Hayvenhurst Avenue, Van Nuys, California 91406 (herein referred to as "Client") and Ernest Dageford with his\their place of business at 718 Manhattan Beach Blvd. Manhattan Beach, CA 90266 (herein referred to as "Employee\Consultant") as through August 1996. In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which is acknowledged, the parties do hereby agree as follows:

         I. QUALIFICATION: The Employee has special skill and and experience in certain fields of activity in which the Client is interested.

         II. SERVICES RENDERED: Client engaged the nonexclusive services of Employee in 1995\1996 and Employee rendered substantial services to Client over the period as agreed upon.

         III. COMPENSATION: The Client issued to Employee an amount of 20,000 restricted shares of the Client's common stock, in payment in full for the aforesaid services rendered through the period agreed upon.

         IV. ENTIRE AGREEMENT: This document represents the complete agreement between the parties and may be modified or amended only by executed written agreements. This Agreement shall be construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF: The parties hereto have duly executed this Agreement as of the day and year noted above.

"Client"                                                      "Consultant"
HELIONETICS, INC.



By:/s/ E. MAXWELL MALONE                                    /s/ ERNEST DAGEFORD
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       E. Maxwell Malone                                        Ernest Dageford
       Chief Executive Officer